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                                                                       EXHIBIT 5

                     MAYOR, DAY, CALDWELL & KEETON, L.L.P.
                           700 LOUISIANA, SUITE 1900
                           HOUSTON, TEXAS 77002-2778
                                (713) 225-7000
                           TELECOPIER (713) 225-7047

                                                          100 CONGRESS AVENUE
                                                              SUITE 1500
                                                      AUSTIN, TEXAS 78701-4042
                                                            (512) 320-9200
                               June 20, 1997          TELECOPIER (512) 320-9292


American Oncology Resources, Inc.
16825 Northchase Drive, Suite 1300
Houston, Texas 77060

Gentlemen:

     We have acted as counsel for American Oncology Resources, Inc., a Delaware corporation (the "Company"), in connection with the registration and proposed sale of up to 988,193 shares (the "Shares") of the common stock, par value $.01 per share, of the Company ("Common Stock") that may be sold pursuant to the American Oncology Resources, Inc. 1993 Key Employee Stock Option Plan, as amended (the "Plan"), which sale will be registered by the Company's Registration Statement of Form S-8, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Registration Statement"). In such capacity, we have familiarized ourselves with the Certificate of Incorporation and Bylaws of the Company and have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purposes of this opinion.

          Based upon our examination as aforesaid, we are of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

          2. Upon the sale of any Shares for the consideration approved by the Company's Board of Directors and in accordance with the terms of the Plan, such Shares will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under Item 5, "Interest of Named Experts and Counsel" in the Registration Statement.

                                     Very truly yours,


                                     /s/ MAYOR, DAY, CALDWELL & KEETON, L.L.P.